Exhibit 4.8
AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT
               THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT is entered into effective this 3rd day of October, 2006 (this “Amendment No. 1”), by and among Cardiovascular Systems, Inc., a Minnesota Corporation (the “Company”) , ITX International Equity Corp., a Delaware corporation (“ITX”), and the Holders and Investors signatory hereto.
RECITALS
               WHEREAS, this Amendment No. 1 amends a Stockholders Agreement, dated July 19, 2006 (the “Stockholders Agreement”) by and between the Company and the “Holders”, “Investors”, and “Section 5 Holders” set forth on Schedule I thereto;
               WHEREAS, the Company has agreed to sell 350,263 shares of Series A Convertible Preferred Stock and a warrant to purchase up to 49,737 shares of Series A Convertible Preferred Stock to ITX in accordance with the terms of that certain Stock Purchase Agreement by and between the Company and ITX of even date herewith (the “Stock Purchase Agreement”);
               WHEREAS, Holders executing this Amendment No. 1 hold a majority of the Shares subject to the Stockholders Agreement; and
               WHEREAS, Investors executing this Amendment No. 1 hold a majority in interest of the shares of Common Stock issued or issuable to the Investors.
               NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 1, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

2.	Schedule I is hereby amended to include ITX as an Investor as set forth below and ITX shall be deemed an Investor as that term is used in the Stockholders Agreement.

No. of Shares
		No. of	of Series A	No. of Series
	No. of Shares of	Option/Warrant	Preferred	A Warrant
Investor	Common Stock	Common Shares	Stock	Shares
ITX International Equity Corp.	0	0	350,263	49,737
700 E. El Camino Real
Suite 200
Mountain View, CA 94040
3.	This Amendment No. 1 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 1 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 1.

4.	Except as set forth herein, all other terms and conditions of the Stockholders Agreement remain the same.
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               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.

COMPANY CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Michael J. Kallok
	Name:	Michael J. Kallok
	Title:	Chief Executive Officer and President

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.
HOLDERS

APPLECREST PARTNERS LTD PARTNERSHIP

By:	/s/ Gary M. Petrucci

Name: Gary M. Petrucci
Title: General Partner

/s/ Gary M. Petrucci

Gary M. Petrucci

/s/ James E. Flaherty

James E. Flaherty

GDN HOLDINGS, LLC

By:	/s/ Glen D. Nelson

Name: Glen D. Nelson
Title: Member

/s/ Geoffrey O. Hartzler

Geoffrey O. Hartzler, individually and as Trustee, Geoffrey O. Hartzler Rev. Trust dtd 1/8/97, as amended

/s/ Michael J. Kallok

Michael J. Kallok

LEHMKUHL FAMILY LIMITED PARTNERSHIP

By:	/s/ Larry A. Lehmkuhl

Name: Larry A. Lehmkuhl
Title:

/s/ Larry A. Lehmkuhl

Larry A. Lehmkuhl

/s/ Judith L. Flaherty

Judith L. Flaherty

SONORA WEB LIMITED LIABILITY PARTNERSHIP

By:	/s/ Roger J. Howe

Name: Roger J. Howe
Title:

/s/ Roger J. Howe

Roger J. Howe, Ph. D.

/s/ Robert J. Thatcher

Robert J. Thatcher

/s/ Cindy M. Setum

Cindy M. Setum, Ph.D.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.

INVESTORS

EASTON HUNT CAPITAL PARTNERS, L.P.

By: EHC GP, L.P. its General Partner
By: EHC GP, Inc., its General Partner

By:	/s/ John H. Friedman

Name: John H. Friedman
Title: President

EASTON CAPITAL PARTNERS, LP

By: ECP GP, LLC
By: ECP GP, Inc., its Manager

By:	/s/ John H. Friedman

Name: John H. Friedman
Title: President

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.

INVESTORS

MAVERICK FUND, L.D.C.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel

Name: Christy Wyskiel
Title: Managing Director

MAVERICK FUND USA, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel

Name: Christy Wyskiel
Title: Managing Director

MAVERICK FUND II, LTD.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ Christy Wyskiel

Name: Christy Wyskiel
Title: Managing Director

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.

INVESTORS MITSUI & CO. VENTURE PARTNERS II, L.P.
By:	Mitsui & Co. Venture Partners, Inc.
Its General Partner

By:	/s/ Koichi Ando
	Name:	Koichi Ando
	Title:	President & CEO

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Stockholders Agreement effective the date first written above.

INVESTORS ITX INTERNATIONAL EQUITY CORP.
By:	/s/ Takehito Jimbo
	Name:	Takehito Jimbo
	Title:	President and Chief Executive Officer